UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2009 (February 23, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

The Seneca Gaming Corporation (“SGC” or the “Corporation”) has previously reported that it was engaging in joint planning initiatives with its owner, the Seneca Nation of Indians, to assess the Corporation’s financial condition and its liquidity needs, and to help ensure that appropriate strategic plans were being developed and implemented to meet the Corporation’s liquidity requirements and the ongoing challenges presented by the current economic environment.

On February 23, 2009, the Tribal Council of the Seneca Nation of Indians authorized several measures arising out of such joint planning initiatives, including principally, rescission of an earlier Council request for $20 million relating to certain capital improvement projects of the Nation, a reduction in monthly distributions to the Nation from the current level of $4 million per month to $3 million per month commencing in March 2009, the return of $5 million previously distributed to the Nation for the capital improvement projects described above (which will be used as a credit against SGC’s monthly distribution obligations), and a $5 million reduction in proposed rent under the Corporation’s real property leases (“Head Leases”) for Fiscal 2009.

SGC had previously approved an aggregate increase in rent under the Head Leases for Fiscal 2009 from $62 million to $81 million, effective October 1, 2008, which increase has not yet been implemented as SGC and the Nation obtain required approvals.  Council’s February 23, 2009 action will reduce the aggregate rent obligation under the Head Leases from $81 million to $76 million for Fiscal 2009, provided that all of the foregoing modifications to the Head Leases remain subject to compliance with all commitments legally binding upon the Nation, SGC and its subsidiaries, or to which the premises (described in the Head Leases) are subject, including the provisions of the Senior Notes Indenture relating to affiliate transactions, the Distribution Agreement to which the Corporation is a party, and the Corporation’s Senior Secured Revolving Loan Agreement.

On February 24, 2009, the Corporation will announce on its earnings call with investors that, when comparing the unaudited operating results for the month of January 2009 to January 2008, the Corporation, despite a decrease in net revenues, was able to continue to generate EBITDA before head lease substantially consistent with that generated in January 2008.  The ability to achieve such results was due to measures taken to reduce operating expenses and increase efficiencies, which resulted in expense reductions (before head lease) of approximately $4.6 million, or 15%, when comparing these periods.

A rebroadcast of the earnings conference call is available for 14 days by dialing 800-688-7036, passcode SENECA.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: February 24, 2009		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development and
General Counsel